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                                                                    Exhibit 4.16



                     FIRST AMENDMENT TO CERTIFICATE OF TRUST

                                       OF

                               EQ CAPITAL TRUST II



         THIS First Amendment to Certificate of Trust, dated August 25, 2000 (the "First Amendment to Certificate of Trust"), is being duly executed and filed by the undersigned, as trustee, pursuant to the Delaware Business Trust Act (12 Del. Code Sections 3801 et seq.).

         1. Name. The name of the business trust is EQ Capital Trust II.

         2. Amendment. Paragraph 1 of the Certificate of Trust of EQ Capital Trust II, dated January 14, 1998, is hereby amended in its entirety as follows:

         "Name. The name of the business trust being formed hereby is AXA Financial Capital Trust II."

         3. Effective Date. This First Amendment to Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being one of the trustees of the Trust, has executed this First Amendment to Certificate of Trust as of the date first above written.



                                                  /s/ Kevin R. Byrne
                                                  --------------------------
                                                  as Trustee